SIMS TOTAL RETURN FUND, INC.

EXHIBIT 13(b) TO FORM N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, Luke E. Sims, Principal Executive Officer of Sims Total Return Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Luke E. Sims
Luke E. Sims
Principal Executive Officer

Date: August 30, 2018

I, David C. Sims, Principal Financial Officer of Sims Total Return Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ David C. Sims
David C. Sims
Principal Financial Officer

Date: August 30, 2018

A signed original of this written statement required by Section 906 has been provided to Sims Total Return Fund, Inc. and will be retained by Sims Total Return Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.